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                                                                     EXHIBIT 4.1

                                  AMENDMENT TO
                      AMENDED AND RESTATED RIGHTS AGREEMENT

     This Amendment ("Amendment") dated as of May 1, 2006, is being made to the Amended and Restated Rights Agreement dated as of December 24, 1998 (the "Agreement"), between Marsh Supermarkets, Inc., an Indiana corporation (the "Company") and National City Bank (the "Rights Agent"), as successor to merchants National Bank & Trust Company of Indianapolis.

                                    RECITALS

     WHEREAS, the undersigned parties are the sole parties to the Agreement;

     WHEREAS, as of the date hereof, a Distribution Date (as defined in the Agreement) has not yet occurred; and

     WHEREAS, the parties desire to amend the Agreement pursuant to Section 26 thereof.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

1. All capitalized terms used in this Amendment shall have the meaning given them in the Agreement.

2. Section 1(a) of the Agreement shall be amended by adding the following sentence at the end of such subsection:

     "Notwithstanding the foregoing, Sun Capital Partners IV, L.P. and any Affiliate or Associates of such Person ("Sun Capital") shall not be considered an "Acquiring Person" for purposes of this Agreement with respect to the entry into of any definitive agreements relating to or the consummation of the transactions contemplated by the letter agreement dated April 20, 2006 between Sun Capital and the Company."

3. Except as expressly modified by this Amendment, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

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                                        MARSH SUPERMARKETS, INC.


                                        By: /s/ Douglas W. Dougherty
                                            ------------------------------------
                                            Douglas W. Dougherty,
                                            Executive Vice President-Finance
                                            and Administration


                                        NATIONAL CITY BANK


                                        By: /s/ Sherry L. Damore
                                            ------------------------------------
                                            Sherry L. Damore
                                            Vice President